EXHIBIT 10.1
WAIVER AND FOURTH AMENDMENT TO
REVOLVING CREDIT AND TERM LOAN AGREEMENT
     THIS WAIVER AND FOURTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Waiver and Amendment”) is dated the 13th day of September, 2007 by and among FIRST ACCEPTANCE CORPORATION (the “Borrower”), SUNTRUST BANK as Administrative Agent and as a Lender and FIRST BANK as a Lender.
RECITALS:
     A. The Borrower, Administrative Agent and Lenders are parties to a Revolving Credit and Term Loan Agreement dated as of January 12, 2006 (as previously amended by the Waiver and First Amendment to Revolving Credit and Term Loan Agreement, as previously amended by the Waiver and Second Amendment to Revolving Credit and Term Loan Agreement, as previously amended by the Waiver and Third Amendment to Revolving Credit and Term Loan Agreement, and as amended from time to time, collectively, the “Credit Agreement”).
     B. Borrower has requested a waiver of compliance by the Borrower with certain provisions of the Credit Agreement and has requested that certain provisions of the Credit Agreement be amended.
     C. Subject to the terms of this Fourth Amendment to Revolving Credit and Term Credit Agreement, the Lenders have agreed to such waivers and amendments as set forth herein.
     D. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Waiver of Compliance with Section 6.1 for Certain Period. Compliance by the Borrower with the terms of Section 6.1 of the Credit Agreement for the quarter ending June 30, 2007 is hereby waived.
     Section 2. Waiver of Compliance with Section 6.4 for Certain Period. Compliance by the Borrower with the terms of Section 6.4 of the Credit Agreement for the quarter ending June 30, 2007 is hereby waived.
     Section 3. Financial Covenant Waiver for Certain Periods. For the periods ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, compliance by the Borrower with the terms of Section 6.4 of the Credit Agreement is hereby waived.
     Section 4. Fixed Charge Coverage Ratio. Compliance by the Borrower with Section 6.1 of the Credit Agreement for the period ended September 30, 2007 is hereby waived. For the period ending December 31, 2007, compliance with Section 6.1 of the Credit Agreement shall be calculated for the period from July 1, 2007 through December 31, 2007. For the period ending March 31, 2008, compliance with Section 6.1 of the Credit Agreement shall be calculated for the period from July 1, 2007 through March 31, 2008. For the period ending June 30, 2008, compliance with Section 6.1 of the Credit Agreement shall be calculated for the period from July 1, 2007 through June 30, 2008.
     After June 30, 2008, compliance with Section 6.1 of the Credit Agreement shall be computed and measured as set forth in such section of the Credit Agreement.
     Section 5. Minimum Thresholds with respect to Fixed Charge Coverage Ratio. The required minimum threshold for the Fixed Charge Coverage Ratio as set forth in Section 6.1 of the Credit Agreement shall be as follows:

For the period ending December 31, 2007	Not less than 1.20 to 1.0
For the period ending March 31, 2008	Not less than 1.40 to 1.0
For the period ending June 30, 2008 and at all times thereafter	Not less than 1.50 to 1.0
     Section 6. Minimum Net Income. A new Section 6.6 is added to Article VI of the Credit Agreement and shall read as follows:
     Section 6.6 Minimum Net Income. The Borrower shall maintain minimum Net Income for the following four fiscal quarters ending as set forth below:

September 30, 2007	$1,000,000
December 31, 2007	$1,200,000
March 31, 2008	$3,000,000
June 30, 2008	$2,300,000
Net Income shall be defined as follows: for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
     Section 7. Minimum Mandatory Principal Prepayment. On or prior to December 31, 2007, the Borrower shall make a principal prepayment on the Term Loan in the minimum amount of $6,000,000. From and after the date of such principal prepayment, the scheduled repayment amounts of the Term Loan required and described in the Credit Agreement shall be reduced, on a ratable basis, to reflect such $6,000,000 (or such larger amount actually paid) Term Loan prepayment. The principal payment described in this Section shall not be included for purposes of computing the Fixed Charge Coverage Ratio.
     Section 8. Permanent Revolving Commitment Reduction. As of the date of this Waiver and Amendment, the Revolving Commitments are permanently reduced to an aggregate amount equal to $2,000,000.

     Section 9. Interest Rate Change. Effective as of June 30, 2007, the definition of “Applicable Margin” is deleted and the following is substituted in lieu thereof:
     “Applicable Margin” shall mean for all Loans outstanding on any date, 1.00% per annum with respect to Base Rate Loans and 2.50% per annum with respect to Eurodollar Loans.
     Section 10. Amendment Fee. Concurrently with the execution of this Waiver and Amendment, Borrower shall pay an amendment fee of $50,000 to Administrative Agent for the account of the Lenders.
     Section 11. Mandatory Reduction of Term Loans. A new paragraph is added at the end of Section 7.6 of the Credit Agreement and shall read as follows:
     All net proceeds from the sale of any assets described in either subparagraph (c) or (d) above shall be paid by Borrower to the Administrative Agent and shall be applied as a mandatory prepayment of the outstanding Term Loans within thirty days of the date of any such sale of assets.
     Section 12. No Additional Indebtedness. Section 7.1(i) of the Credit Agreement is deleted and the following is substituted in lieu thereof:
     (i) other Indebtedness existing in an aggregate principal amount not to exceed $3,000,000 at any time outstanding, provided, however, that Borrower shall not create or incur any additional such Indebtedness after the date of this Waiver and Amendment without the prior written consent of Lenders.
     Section 13. Representations and Warranties. To induce the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders to enter into this Waiver and Amendment, the Borrower hereby represents and warrants to the Lenders that:
     (a) Reaffirmation. As of the date of this Waiver and Amendment and after giving effect to this Waiver and Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and except for changes in facts and circumstances which are not prohibited by the terms of the Credit Agreement); and
     (b) No Default. As of the date hereof and after giving effect to this Waiver and Amendment, no Default or Event of Default shall have occurred and be continuing.
     Section 14. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Waiver and Amendment.
     Section 15. Conditions. The effectiveness of this Waiver and Amendment is subject to the satisfaction of the following conditions precedent:

     (a) The Lenders shall have received this Waiver and Amendment (and any other documents necessary to evidence the transactions relating thereto) duly executed by the Borrower and the Guarantors, as applicable;
     (b) No Default or Event of Default shall exist;
     (c) Payment of the amendment fee described in Section 10 above; and
     (d) The Administrative Agent shall have received an incumbency certificate with respect to the officer(s) of Borrower executing this Waiver and Amendment, and a certificate of existence for the Borrower.
     Section 16. Resolutions. Within 10 days of the date of this Waiver and Amendment, Borrower shall deliver to the Administrative Agent a resolution of the Borrower ratifying and affirming the execution and delivery of this Waiver and Amendment and all transactions related thereto, in form and substance satisfactory to the Administrative Agent and its counsel. Failure to deliver such resolution within such period shall constitute an Event of Default under the Credit Agreement.
     Section 17. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     Section 18. Severability; Headings. Any provision of this Waiver and Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.
     Section 19. Continuing Effect of Other Documents. This Waiver and Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and, except to the extent that the Credit Agreement expressly has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Required Lenders or the Administrative Agent. Except as expressly amended, modified or supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
     Section 20. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Fourth Amendment to Revolving Credit and Term Loan Agreement as of the date first set forth above.

FIRST ACCEPTANCE CORPORATION

By:	/s/ Michael J. Bodayle

Title:	Chief Financial Officer — Insurance
Company Operations

SUNTRUST BANK, as Administrative Agent and as a Lender

By:	/s/ William Christensen

Title:	Director

FIRST BANK, as a Lender

By:	/s/ Douglas A. Remke

Title:	Vice President

CONSENT OF GUARANTORS
The undersigned, each a Guarantor, as defined in the Subsidiary Guarantee Agreement, hereby execute this Waiver and Fourth Amendment to Revolving Credit and Term Loan Agreement to evidence their consent thereto, as well as the transactions contemplated thereby, and agree that the Subsidiary Guarantee Agreement dated January 12, 2006, remains in full force and effect.

USAUTO HOLDINGS, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

TRANSIT AUTOMOBILE CLUB, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

ALABAMA ACCEPTANCE INSURANCE AGENCY, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

ACCEPTANCE INSURANCE AGENCY OF TENNESSEE, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

ACCEPTANCE INSURANCE AGENCY, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

FIRST ACCEPTANCE SERVICES, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

ACCEPTANCE INSURANCE AGENCY OF ILLINOIS, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

LNC HOLDINGS, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer

ACCEPTANCE INSURANCE AGENCY OF TEXAS, INC., as a Guarantor
By:	/s/ Michael J. Bodayle
	Name:	Michael J. Bodayle
	Title:	Treasurer